Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. ANNOUNCES THE ELECTION OF ITS CLASS II DIRECTORS AND

NAMES KIM M. TAYLOR CFO OF UNIZAN BANK, NATIONAL ASSOCIATION

Canton, Ohio, December 28, 2004 – Shareholders of Unizan Financial Corp. (NASDAQ: UNIZ), elected the Class II Board of Directors for the term ending 2007, at the company’s annual meeting of shareholders held on Tuesday, December 28, 2004.

Unizan Financial Corp.’s Class II Board of Directors consists of:

E. Lang D’Atri – Attorney, Zollinger, D’Atri, Gruber, Thomas & Co.

Russell W. Maier – Chairman and CEO, Republic Engineered Steels, Inc.

James M. Matesich – CEO, Matesich Distributing Co.

E. Scott Robertson – President, Robertson Heating Supply Company

Karl C. Saunders, M.D., MBA, F.A.C.S. – President and CEO, Saunix Management, Ltd.

John W. Straker, Jr. – President, Oxford Oil Company

“The election of the Class II Directors, coupled with the remaining members of the board, provides Unizan Financial Corp. with a well-rounded leadership team,” said Gary N. Fields, Unizan Financial Corp.’s chairman of the board. “The diversity of their backgrounds brings a wealth of knowledge and valuable input to our organization,” stated Fields.

In addition, the organization announces the appointment of Kim M. Taylor as Chief Financial Officer of Unizan Bank, a subsidiary of Unizan Financial Corp. In this role, Taylor will be responsible for all financial and administrative activities including finance, accounting, financial planning and regulatory reporting activities for the Bank. Taylor will report to James H. Nicholson, Executive Vice President, Chief Operating Officer and interim Chief Financial Officer of Unizan Financial Corp. and President and Chief Executive Officer of Unizan Bank, National Association.

“We are very pleased to have Kim back onboard at Unizan and to reacquaint our organization with his depth and experience in finance,” said Nicholson. “With over 25 years of financial industry experience, Kim is an invaluable asset that we believe will add considerable strength to Unizan’s management team,” concluded Nicholson.

Prior to rejoining Unizan, Taylor was a business line CFO for Huntington National Bank (NASDAQ: HBAN). From August 1996 to April 2002, Taylor was CFO for BancFirst Ohio Corp. (which merged with UNB Corp. to form Unizan Financial Corp. in March 2002). His responsibilities included oversight of general accounting, financial reporting, treasury and asset / liability management functions of this $1.5 billion community bank holding company.

Taylor graduated with honors from Southern Illinois University, Carbondale, Ill., earning a BS in accounting. He resides in Columbus with his wife Sharon and their two children.

About Unizan

Unizan Financial Corp., a $2.7 billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.